UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 30, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement
Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”), Advanced Green Innovations, LLC and its affiliates ZHRO Solutions, LLC and Advanced Green Technologies, LLC (collectively, the “AGI Parties”) are parties to that certain Debt Repayment Agreement, dated December 10, 2014, which agreement was amended on June 26, 2015 (the “Debt Repayment Agreement”). A copy of the Debt Repayment Agreement and the Pledge Agreement executed in connection therewith was filed as Exhibit 10.1 and Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 16, 2014, and a copy of the amendment to the Debt Repayment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015.
Under the Debt Repayment Agreement, the AGI Parties made total cumulative principal payments of $2,193,124 on various dates between January 29, 2015 and December 8, 2015, which represented the full amount of principal payments required to be paid under the Debt Repayment Agreement.
Under the terms of the Debt Repayment Agreement, the AGI Parties were also required to pay interest on the outstanding principal balance and the Company was scheduled to provide certain program deliverables. As of December 29, 2015, the aggregate amount of unpaid interest owed by the AGI Parties was $160,958. On December 30, 2015, the Company agreed to accept a final payment under the Debt Repayment Agreement of $90,000 (the “Final Payment”) and, upon receipt of the Final Payment, to release its security interest under the Pledge Agreement in exchange for the AGI Parties agreeing to reschedule to a mutually agreeable future date those certain program deliverables required to be provided by the Company to the AGI Parties. The Final Payment was received on December 30, 2015 and the Debt Repayment Agreement and Pledge Agreement were terminated.
Item 1.02 Termination of a Material Definitive Agreement
The disclosures contained under Item 1.01 above are hereby incorporated herein by reference as they pertain to the termination of the Debt Repayment Agreement and the Pledge Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

January 4, 2016	By:	/s/ Kenneth Lombardo
Kenneth Lombardo General Counsel